UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 28, 2013

WHY USA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30601	87-0390603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3160 Camino del Rio South, Suite 310, San Diego, CA	92108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (760) 579-1088

2801 S. Wayzata Boulevard, Suite 100, Minneapolis, MN 55405

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported on March 30, 2012, WHITE RUSSIAN, LLC, a Nevada limited liability company (“WR”), WHY USA FINANCIAL GROUP, INC., a Nevada corporation (the “Company”), and the sellers listed on the Seller Signature Page attached hereto (each a “Seller” and collectively, the “Sellers”) entered into a STOCK PURCHASE AND MANAGEMENT AGREEMENT (the “Agreement”) by and among all parties. As part of the Agreement WR actively managed the investment of $200,000.00 of the Company’s funds through the purchase and rehabilitation of residential properties. The Company conducted two financial transactions with WR as manager of its investment(s) on behalf of the Company and its shareholders. The second transaction completed and funded with the share of profits sent to the Company’s bank account on May 28, 2013.

Set forth below is a summary of the two financial transactions:

The Company through WR purchased and financed two residential properties in the San Diego county region. The two properties were purchased in conjunction with WR in June and April 2012, respectively. The properties were sold during May and February 2013, for $340,000 and $310,000, respectively. Both properties were refinanced by a local lender which provided financial leverage on the subsequent purchase and rehabilitation costs. Debt and debt service cost incurred was $100,000 and $154,000, respectively. As part of its management service provided, WR received a fee equal to 50% of the net profit on sales.

The Company realized a profit of $42,000 and $15,000, respectively. Annual rate of return on investment was 38% and 25%, respectively. The Company may upon management review reinvest the funds with WR upon completion of its audit and financial reporting objectives. WR and the Company continue to seek additional investment pursuant to the Agreement and its terms.

WR was to provide the following services to the Company resulting in three (3) rounds of equity financing, with approximate terms as follows: a 1st round of financing of $250,000 (completed), a 2nd round of financing of $500,000 (not completed as of the date of this report), and a 3rd round of financing of $2,000,000 (not completed as of the date of this report).  The Agreement permits WR to appoint certain individuals to manage the affairs and operations of the Company, consisting of both management and members of the board of directors.

The Company will use the third round of equity financing to capitalize upon perceived market inefficiencies that currently exist in the Southern California residential foreclosure market. The Company intends to develop through WR a unique, proprietary acquisition and disposition process that minimizes investor risk while providing enhanced investor profit. The Company temporarily allocated $200,000 of the 1st round of financing discussed above for the residential acquisition and disposition as discussed.

The Company believes that it has complied with the appropriate disclosure controls and procedures under Exchange Act Rules 13a-14 and 15d-14 in order to determine when a notice of resignation, retirement or refusal has been communicated to the Company and that all information necessary has been disclosed to the public.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHY USA Financial Group, Inc.

Date: May 31, 2013

By: /s/ Kenneth J. Yonika

Kenneth J. Yonika, CPA

Chief Financial Officer